Exhibit 15.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198578) and the Registration Statements on Form F-3 (File No. 333-206653 and File No. 333-210795) of JD.com, Inc. of our report dated June 29, 2018 relating to the financial statements of Dada Nexus Limited, which appears in this Form 20-F/A (Amendment No. 1).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 29, 2018